                                                                    EXHIBIT 10.2

                FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                -----------------------------------------------

         FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") dated as of December 31, 1996, by and between TIER TECHNOLOGIES, INC., a California corporation (the "Company") and JAMES L. BILDNER ("Bildner").

         In consideration of the mutual benefits derived from this Agreement and of the agreements, covenants and provisions hereof, the parties hereto agree as follows:

         1.   EMPLOYMENT
              ----------

         1.1. Position. During the Term (as hereinafter defined) of this
              --------
Agreement and subject to the terms and conditions set forth herein, the Company agrees to employ Bildner as its Chairman of the Board and Chief Executive Officer, reporting only to the Board of Directors of the Company.

         1.2. Election to Office. During the Term of this Agreement, the Company
              ------------------
shall use its best efforts to sustain and continue Bildner's position and designation as Chairman of the Board and Chief Executive Officer.

         1.3. Fulfillment of Duties. As long as the Company sustains and
              ---------------------
continues Bildner's position and designation as Chairman and Chief Executive Officer of the Company, Bildner shall (i) devote his full-time efforts during normal business hours to the performance of his services hereunder, except during vacation periods and periods of illness or incapacity and except that nothing in this Agreement shall preclude Bildner from devoting reasonable periods required for serving as a director, or member of a committee of, or holding other positions, in any organization involving no conflict of interest with the interests of the Company and (ii) perform his services hereunder faithfully, diligently and to the best of his skill and ability.

         1.4. Location. During the Term of this Agreement, Bildner will perform
              --------
his duties and services at such locations as he shall deem appropriate, except that Bildner agrees to make such business trips to the Company's principal executive offices and to other locations as may be reasonable and necessary in the performance of his services hereunder.

         2.   COMPENSATION AND BENEFITS
              -------------------------

         2.1. Salary. In consideration of and as compensation for the services
              ------
agreed to be performed by Bildner hereunder, the Company agrees to pay Bildner during the Term of this Agreement a base salary (the "Base Salary") of not less than $325,000 per year, payable semi-monthly in accordance with the Company's regular payroll practices. The Company may review Bildner's Base Salary and other compensation (including bonuses) from time to time during the Term of this Agreement and, at the discretion of the Board of Directors of the Company, may increase his Base Salary or other compensation (including bonuses) from time to time. Any increase in Base Salary or other compensation (including bonuses) shall in no way limit or reduce any other obligation of the Company hereunder and, once established at an increased rate, Bildner's Base Salary hereunder shall not be reduced.
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         2.2. Incentive Compensation. During the term of this Agreement, in
              ----------------------
addition to the base salary provided in Section 2.1 above, Bildner shall be eligible to receive additional incentive compensation upon achievement of the targeted levels of earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Company as set forth in Exhibit A.

         2.3. Stock Option. Bildner shall receive, within forty-five (45) days
              ------------
following execution of this Agreement, an option (the "Option") to purchase five thousand (5,000) shares of Company common stock at an exercise price which shall be at least the minimum exercise price required by law, pursuant to an option agreement on the Company's standard form. Subject to the terms of the Option, forty percent of the option (i.e. 2,000 shares) shall vest immediately. One-third of the remainder of the Option (i.e. 1,000 shares) shall vest on each of the first, second and third anniversary dates of this Agreement; provided, however, that one-third of the remainder of the Option (i.e. 1,000 shares) shall vest as provided in Section 4.2 or upon the last day of the month of the closing of an underwritten public offering of the Company's securities and as otherwise set forth in the option agreement, with the remaining unvested Option vesting ratably over the remaining anniversary dates of this Agreement.

         2.4. Participation in Benefit Plans. During the Term of this Agreement,
              ------------------------------
Bildner shall be entitled to participate in any pension plans, profit-sharing plans and group insurance, medical, hospitalization, disability and other benefit plans presently in effect (a partial list of which is attached hereto as Exhibit B) or hereinafter adopted, which plans are generally applicable to the most senior executives of the Company and to the extent he is eligible under the general provisions thereof.

         2.5. Reimbursement of Expenses. The Company will reimburse Bildner for
              -------------------------
all business expenses, including, without limitation, traveling, entertainment and similar expenses, incurred by Bildner on behalf of the Company during the Term of this Agreement if such expenses are ordinary and necessary business expenses incurred on behalf of the Company pursuant to the Company's standard expense reimbursement policy, provided that Bildner shall provide the Company with such itemized accounts, receipts or documentation for such expenses as are required under the Company's policy regarding the reimbursement of such expenses.

         2.6. Vacation and Sick Leave. During the Term of this Agreement,
              -----------------------
Bildner will be entitled to three weeks of paid vacation per year. Bildner shall also be entitled to paid sick leave in accordance with the policy applicable to the other senior executives of the Company.

         2.7. Relocation Loan and Housing Allowance.
              -------------------------------------

              (a) Concurrent with the execution of this Agreement, the Company will fund an unsecured loan to Bildner in the principal amount of $50,000 bearing simple interest at 5.75% per annum (the "Relocation Loan"). Repayment of the principal amount of the Relocation Loan and any interest payable thereon shall be forgiven, as follows: (i) on a pro rata basis, during Bildner's employment with the Company, upon the close of business on the last business day of each month commencing with the month ending December 31, 1996 and ending November 30, 1999 and (ii) in

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its entirety under the circumstances set forth in Section 4.2 hereof. In the event that Bildner's employment under this Agreement is terminated by Bildner without Good Reason (as defined herein) or for Cause as defined in Section 4.1(iii)(C), Bildner shall pay the total of unforgiven principal and interest due under the Relocation Loan within ninety (90) days of the occurrence of such event. The Relocation Loan shall be evidenced by a promissory note in form acceptable to Bildner and the Company and consistent with the terms of this Agreement.

              (b) During each month of the Term of his employment under this Agreement, Bildner shall be entitled to receive a housing allowance of $2,750 per month, which amount may be issued on a monthly basis, or at the option of Bildner, in advance (the "Housing Allowance"). If the Housing Allowance is paid in advance, and thereafter Mr. Bildner's employment hereunder shall terminate for any reason whatsoever during the Term of his employment under this Agreement, Mr. Bildner shall pay the Company, within ninety (90) days of such termination, an amount equal to $2,750 for each complete month remaining of his Term of employment under this Agreement.

         3.   TERM
              ----

         3.1. Term. The "Term" of employment under this Agreement means the
              ----
period commencing on the date hereof and expiring on December 31, 1999 or the earlier termination hereof pursuant to Section 4.1.

         4.   TERMINATION OF EMPLOYMENT
              -------------------------

              4.1. Events of Termination. Upon the occurrence of any of the
                   ---------------------
events described in this Section 4.1 during the Term of this Agreement, Bildner's employment hereunder shall terminate and Bildner shall be entitled to the benefits provided in Section 4.2 hereof.

                   (i) Termination of Bildner's employment with the Company due to Bildner's death.

                   (ii) If, as a result of Bildner's incapacity due to physical or mental illness, injury or disability, Bildner shall have been absent from his duties with the Company on a full-time basis for three consecutive months, and within thirty days after the receipt of written Notice of Termination (as hereinafter defined) he shall not have returned to the full-time performance of his duties, the Company may terminate Bildner's employment for "Disability." "Absent from his duties" means, for the purposes of this Section 4.1( ii ), that Bildner is devoting less than 40 hours per week to his duties under this Agreement.

                   (iii) The Company shall be entitled to terminate Bildner's employment for Cause. For purposes of this Agreement, "Cause" shall mean:

                   (A) the willful and continued failure by Bildner to substantially perform his duties with the Company in good faith (other than any such failure resulting from his incapacity due to physical or mental illness, injury or disability or any such

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              actual or anticipated failure resulting from his termination for
              Good Reason (as hereinafter defined)), after a demand for substantial performance is delivered to him by the Board of Directors of the Company which identifies, in reasonable detail, the manner in which the Board of Directors believes that Bildner has not substantially performed his duties in good faith;

                   (B) the willful engaging by Bildner in conduct which causes material harm to the Company, monetarily or otherwise; or

                   (C) Bildner's conviction of a felony arising from conduct during the Term of this Agreement.

              For purposes of this Subsection 4.1(iii), no act, or failure to act, on Bildner's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or its shareholders. Notwithstanding the foregoing, Bildner shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after ten days notice to him and an opportunity for him, together with his counsel, to appear before the Board of Directors), finding that Bildner was guilty of conduct set forth above in clauses (A), (B) or (C) of this Subsection 4.1(iii) and setting forth, in reasonable detail, the basis for such finding.

              (iv) Bildner shall be entitled to terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall, without Bildner's express written consent, mean:

                   (A) the assignment to Bildner of any duties substantially inconsistent with his status as Chairman and Chief Executive Officer of the Company;

                   (B) a reduction by the Company in Bildner's Base Salary as in effect on the date hereof or as the same may be increased from time to time;

                   (C) the relocation of the Company's principal executive offices to a location not approved by Bildner or the Company's requiring Bildner to be based in a location not approved by Bildner;

                   (D) the failure by the Company to continue in effect any pension, health, compensation or other benefit plan in which Bildner participates (including those listed on Exhibit B), or any similar plans hereafter adopted, unless an equitable arrangement (as determined by an employee benefit consultant of national standing selected by the Company and reasonably satisfactory to Bildner), embodied in an ongoing substitute or alternative plan, has been made with respect to such plan, or the failure by the Company to continue his participation therein, or the taking of any action by the Company which would directly or indirectly materially reduce any of
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

              such benefits or deprive Bildner of any material fringe benefit presently enjoyed by him;

                   (E) the failure of the Company to obtain a satisfactory agreement from any successor (by means of merger, consolidation, sale of assets or otherwise) to assume and agree to perform this Agreement as contemplated by Section 5 hereof; or

                   (F) any purported termination of Bildner's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (v) of this Section 4.1 (and, if applicable, Subsection (iii) of this Section 4.1); and for purposes of this Agreement, no such purported termination shall be effective.

                   Bildner's right to terminate his employment pursuant to this
              Subsection 4.1(iv) shall not be affected by his incapacity due to physical or mental illness, injury or disability. The Company may, solely during the period of such incapacity, make arrangements for the discharge of any of Bildner's duties hereunder by another officer of the Company, but any such arrangement shall not affect or in any way diminish Bildner's rights hereunder.

              (v) Any purported termination by the Company or by Bildner shall be communicated by written Notice of Termination to the other party hereto in accordance with Sections 4.3 and 8.1 hereof.

              (vi) Notwithstanding the pendency of a Notice of Dispute (as hereinafter defined), the Company will continue to pay Bildner his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue his participation in all compensation, bonus, benefit and insurance plans in which he was participating when the notice giving rise to the dispute was given (or provide Bildner with benefits substantially similar, as determined by an employee benefit consultant of national standing selected by the Company and reasonably satisfactory to Bildner, to those under such plans), until the dispute is finally resolved. Amounts paid under this Section 4.1 (vi) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement or otherwise. If it is finally determined that Bildner terminated his employment for other than Good Reason or the Company rightfully terminated Bildner's employment for Cause, Bildner shall reimburse the Company for all amounts paid to him under this Section 4.1(vi) (less any amounts determined to be owing to Bildner under any other provision of this Agreement), with interest thereon calculated at a rate of six percent per annum.

         4.2. Effect of Termination.
              ---------------------

              (i) Upon the termination of Bildner's employment as a result of his Disability, Bildner shall be entitled to receive:

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                   (A)   for an additional twenty-four months after the date of
              such termination, his Base Salary and any and all benefits to which he is entitled on the date of such termination under the Company's pension, life, disability, accident and health and other benefit plans in accordance with the provisions of such plans; and
              (B) one hundred percent (100%) of the maximum amount of incentive compensation for which Bildner could have become eligible during the year in which such termination occurs.

                   (B) the Option, together with any other options to purchase stock (common or otherwise) in the Company granted pursuant to any plan or otherwise, or any equivalent or similar rights which appreciate or tend to appreciate as the value of the Company's stock appreciates, shall become immediately accelerated and fully vested and any restrictions on such options or equivalent or similar rights shall, to the extent permissible under applicable securities laws, fully lapse; and the Company shall endeavor to cause any restrictions on such options or equivalent or similar rights not lapsed by operation of this clause to so lapse.

                   (C) forgiveness of any then outstanding principal amount plus accrued interest of the Relocation Loan in its entirety.

                   (D)   the indemnity described in Section 4.2(vi) hereto.

              (ii) Upon the termination of Bildner's employment as a result of his death, Bildner's heirs, devisees, executors or other legal representatives shall receive:

                   (A) for an additional twenty-four months from the date of such termination, his Base Salary and any and all benefits to which he is entitled on the date of such termination under the Company's pension, life, disability, accident and health and other benefit plans in accordance with the provisions of such plans; and
              (B) one hundred percent (100%) of the maximum amount of incentive compensation for which Bildner could have become eligible during the year in which such termination occurs.

                   (B) the Option, together with any other options to purchase stock (common or otherwise) in the Company granted pursuant to any plan or otherwise, or any equivalent or similar rights which appreciate or tend to appreciate as the value of the Company's stock appreciates, shall become immediately accelerated and fully vested and any restrictions on such options or equivalent or similar rights shall, to the extent permissible under applicable securities laws, fully lapse; and the Company shall endeavor to cause any restrictions on such options or equivalent or similar rights not lapsed by operation of this clause to so lapse.

                   (C) forgiveness of any then outstanding principal amount plus accrued interest of the Relocation Loan in its entirety.

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

                    (D)  the indemnity described in Section 4.2(vi) hereto.

              (iii) Subject to Section 4.l (vi) hereof: (a) if Bildner's employment shall be terminated for Cause as described in Section 4.1(iii)(A) or
(B) hereto, the Company shall pay Bildner his full Base Salary and other benefits to which he is entitled for a period of twenty-four months, and shall continue to provide the indemnity described in Section 4.2(vi) hereto; and (b) if Bildner's employment shall be terminated for Cause as described in Section 4.1(iii)(C) hereto, the Company shall pay Bildner his full Base Salary and other benefits to which he is entitled, through the Date of Termination at the rate in effect at the time the Notice of Termination is given, and the Company shall have no further obligations to him under this Agreement, with the exception of the indemnity described in Section 4.2(vi) hereto. Upon any such termination for Cause, the outstanding principal amount of the Relocation Loan plus accrued interest shall be due and payable in full.

              (iv)  If Bildner's employment by the Company shall be terminated
(a) by the Company other than for Cause, Death or Disability, or (b) by Bildner for Good Reason, then Bildner shall be entitled to the benefits provided below:

                    (A) the Company shall pay Bildner, not later than the fifth day following the Date of Termination, a lump sum in cash equal to the sum of (i) twenty-four months of Base Salary, at the rate of Bildner's Base Salary on the Date of Termination, discounted to the then present value at a discount rate of ten percent per annum applied to each future payment from the time it would have become payable; and (ii) one hundred percent (100%) of the maximum amount of incentive compensation for which Bildner could have become eligible during the year in which such termination occurs;

                    (B) the Option, together with any other options to purchase stock (common or otherwise) in the Company granted pursuant to any plan or otherwise, or any equivalent or similar rights which appreciate or tend to appreciate as the value of the Company's stock appreciates, shall become immediately accelerated and fully vested and any restrictions on such options or equivalent or similar rights shall, to the extent permissible under applicable securities laws, fully lapse; and the Company shall endeavor to cause any restrictions on such options or equivalent or similar rights not lapsed by operation of this clause to so lapse; and

                    (C) forgiveness of the then outstanding principal balance plus accrued interest of the Relocation Loan in its entirety.

                    (D)  the indemnity described in Section 4.2(vi) hereto.

              (v) Bildner shall not be required to mitigate the amount of any payment provided for in this Section 4.2 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this
Section 4.2 be subject to set-off or reduced by any

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compensation earned by him as the result of employment by another employer or by benefits after the Date of Termination, or otherwise.

              (vi) In connection with the termination of Bildner's employment for any reason, the Company will take all necessary action to release Bildner from any obligations under any guarantees by Bildner of the Company's corporate debt. Bildner's employment shall not be terminated until such time as he is removed or replaced with respect to any such guarantee. In addition, after the Date of Termination, the Company will indemnify Bildner for any claims, including all legal fees and expenses associated therewith, made by any lender with respect to any such guarantee.

         4.3. Certain Definitions.  For the purposes of this Section 4, the
              -------------------
following terms shall have the meanings set forth in this Section 4.3:

              (i) "Notice of Termination" means a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

              (ii) "Date of Termination" means (i) if employment is terminated for Disability, thirty days after Notice of Termination is given (provided that Bildner shall not have returned to the performance of his duties on a full-time basis during such thirty-day period), and (ii) if employment is terminated pursuant to Subsection (iii) or (iv) of Section 4.1 or for any other reason, the date specified in the Notice of Termination (which, in the case of a termination pursuant to Subsection (iii) of Section 4.1, shall not be less than ten days and, in the case of a termination pursuant to Subsection (iv) of
Section 4.1, shall not be more than sixty days, respectively, from the date such Notice of Termination is given); provided that if within thirty days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination (a "Notice of Dispute"), the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and provided further that the Date of Termination shall be extended by a Notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

         5.   SUCCESSORS
              ----------

         5.1. Assumption by Successors. The Company shall require any successor
              ------------------------
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Bildner to compensation from the Company in the same amount and on the same terms as

                                       8
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he would be entitled hereunder if he terminates his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         6.   NON-COMPETITION AND CONFIDENTIALITY
              -----------------------------------

         6.1. Non-Competition. During Bildner's employment by the Company
              ---------------
hereunder and during the period of one year after the termination of Bildner's employment hereunder by the Company for Cause or by Bildner for other than Good
Reason:

              (i) Bildner will not directly compete with the business of the Company so as to cause the Company to lose material revenue from any client account which is in existence on the Date of Termination.

              (ii) Bildner will not directly or indirectly employ or solicit for employment any person whom he knows to be an employee of the Company or any subsidiary of the Company.

         6.2. Confidential Information.
              ------------------------

              (a) Bildner agrees and acknowledges that the Confidential Information of the Company (as hereinafter defined) is valuable, special and unique to its business; that such business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company. Based on the foregoing, Bildner agrees to undertake the following obligations with respect to such Confidential Information:

                    (i) Bildner agrees to keep any and all Confidential Information in trust for the use and benefit of the Company;

                    (ii) Bildner agrees that, except as required by Bildner's duties hereunder or authorized in writing by the Company, he will not at any time during and for five years after the termination of his employment with the Company, disclose or use, directly or indirectly, any Confidential Information of the Company;

                    (iii) Bildner agrees to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information of the Company is kept confidential for the use and benefit of the Company; and

                    (iv) Bildner agrees that, upon termination of his employment by the Company or at any other time the Company may in writing so request, he will promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in the possession of or under the control of Bildner. Bildner further agrees that, if requested by the Company to return any

              Confidential Information pursuant to this Subsection 6.2(a) (iv), he will not make or retain any copy of or extract from such materials.

              (b) For purposes of this Section 6.2, Confidential Information means any and all information developed by or for the Company of which Bildner gained knowledge by reason of his employment by the Company prior the date hereof or his employment under this Agreement that is not generally known in any industry in which the Company is or may become engaged. Confidential Information includes, but is not limited to, any and all information developed by or for the Company concerning plans, marketing and sales methods, materials, processes, business forms, procedures, devices used by the Company, contractors and customers with which the Company has dealt prior to Bildner's termination of employment with the Company, plans for development of new products, services and expansion into new areas or markets, internal operations, and any trade secrets and proprietary information of any type owned by the Company together with all written, graphic and other materials relating to all or any part of the same.

              In the event that Bildner is, in the opinion of his legal counsel (which counsel shall be acceptable to the Company in its reasonable discretion), required to disclose any Confidential Information to any federal, state, local or foreign judicial, legislative, administrative or other authority, agency or instrumentality or is required to disclose such Confidential Information by reason of his fiduciary duties to the Company or its shareholders or by any federal, state, local or foreign securities, blue-sky or other similar laws, rules, regulations or ordinances, then, notwithstanding anything in this Section
6.2 to the contrary, Bildner may disclose such Confidential Information to the extent, and to the persons and entities, so required without any liability hereunder, without constituting a breach hereunder and without giving rise to a right of the Company to terminate Bildner's employment (for Cause or otherwise) hereunder. Bildner shall notify the Company of any disclosure required to be made in connection with the preceding sentence as soon as practicable after Bildner becomes aware of such required disclosure.

         7.   REMEDIES
              --------

         7.1. Injunctive Relief. Bildner acknowledges and agrees that the
              -----------------
covenants and obligations contained in Sections 6.1 and 6.2 relate to special, unique and extraordinary matters and that a violation of any of the terms of such sections will cause the Company irreparable injury for which adequate remedy at law is not available. Therefore, Bildner agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining Bildner from committing any violation of the covenants and obligations set forth in Sections 6.1 and 6.2 hereof.

         7.2. Remedies Cumulative. The Company's rights and remedies under
              -------------------
Section 7.1 hereof are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

                                       10
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         8.   MISCELLANEOUS
              -------------

         8.1. Notices. Any written notice, required or permitted under this
              -------
Agreement, shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier. Written notices must be delivered to the receiving party at his or its address on the signature page of this Agreement. The parties may change the address at which written notices are to be received in accordance with this section.

         8.2. Assignment. Neither the Company nor Bildner may assign, transfer,
              ----------
or delegate its or his rights or obligations hereunder and any attempt to do so shall be void. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

         8.3. Entire Agreement. This Agreement contains the entire agreement of
              ----------------
the parties with respect to the subject matter hereof, and all other prior agreements, written or oral, are hereby merged herein and are of no further force or effect. This Agreement may be modified or amended only by a written agreement that is signed by the Company and Bildner. No waiver of any section or provision of this Agreement will be valid unless such waiver is in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by the Company of any section or provision of this Agreement shall not apply to any subsequent breach of this Agreement. Captions to the various sections in this Agreement are for the convenience of the parties only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

         8.4. Severability. The provisions of this Agreement shall be deemed
              ------------
severable, and if any part of any provision is held illegal, void, or invalid under applicable law such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void, or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

         8.5. Continuing Obligations.  Sections 4.2, 6.1 and 6.2 of this
              ----------------------
Agreement shall continue and survive the termination of this Agreement.

         8.6. Applicable Law. This Agreement and the rights and obligations of
              --------------
the Company and Bildner thereunder shall be governed by and construed and enforced under the laws of the State of California applicable to agreements made and to be performed entirely within such State.

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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                 TIER TECHNOLOGIES, INC.




                 By: /s/ George K. Ross
                 Title: Senior Vice President and Chief Financial Officer
                 Address:      1350 Treat Blvd., Ste. 250
                               Walnut Creek, CA  94596



                 /s/ James L. Bildner
                 JAMES L. BILDNER
                 Address:      1350 Treat Blvd., Ste. 250
                               Walnut Creek, CA  94596

                                   EXHIBIT A

                        Incentive Compensation Formula
                        ------------------------------

         Bildner shall receive annual incentive compensation of at least $100,000 per year (the "Annual Minimum") or $25,000 per quarter (the "Quarterly Minimum"), upon the achievement of targeted level of earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Company. For calendar 1997, the targeted level of EBITDA shall be $412,500 per calendar quarter, or $1,650,000 for the calendar year. If the targeted level of EBITDA is met for any calendar quarter (the "Quarterly EBITDA Requirement"), the quarterly incentive compensation payment shall be made to Bildner on or before thirty days following the end of such quarter. However, the right to receive such payment shall be earned by and vested in Bildner on the last day of each such quarter. Assuming Bildner has achieved the Quarterly EBITDA Requirement, the amount to be paid to Bildner for that quarter shall be determined by multiplying the Quarterly Minimum by a fraction, the numerator of which is the actual EBITDA achieved for such period and the denominator of which is the targeted level of EBITDA for the quarter. EBITDA for any calendar quarter may not be carried over to the next calendar quarter; provided, however, if the Quarterly EBITDA Requirement is not met for one or more calendar quarters during any calendar year for the term of this Agreement, but the annual target is met for such calendar year, Bildner shall be entitled to receive the difference between the annual incentive compensation payment,determined by multiplying the Annual Minimum by a fraction, the numerator of which is the actual EBITDA achieved for such the calendar year and the denominator of which is the targeted level of EBITDA for the calendar year, and the total of all quarterly incentive compensation payments made to Bildner during such calendar year. Such annual payment will be made to Bildner by March 31 of the following year. However, the right to receive such payment shall be earned by and vested in Bildner on the last day of each such calendar year.

         For subsequent calendar years during the Term, the targeted level of EBITDA shall be fixed by the Board, in consultation with Bildner, prior to commencement of the year in question. EBITDA will be determined by the Company's Chief Financial Officer in accordance with the Company's normal accounting practices consistently applied.

                                   EXHIBIT B

                  Benefits for Bildner's Employment Agreement
                  -------------------------------------------
         1.   Group Term and Keyman Life Insurance
         2.   Standard medical plan.
         3.   Standard three weeks vacation.
         4.   Standard 11 holidays.
         5.   Standard long term disability insurance.
         6.   Automobile (owned by company) or mutually acceptable allowance in lieu thereof.
         7.   Pension supplement.
         8.   Standard defined benefit pension plan.
         9.   Incentive Compensation plan.
         10.  D & O liability insurance.
         11.  Annual physical examination.
         12.  Thrift savings (401(k) Plan.)
         13.  Personal liability insurance.
         14.  Other.